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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 17, 2008

ENBRIDGE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction)	1-10934 (Commission File No.)	39-1715850 (I.R.S. Employer Identification No.)

1100 Louisiana, Suite 3300, Houston, TX 77002
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 821-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

        On December 17, 2008, Enbridge Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with the underwriters named therein with respect to the issue and sale by the Partnership of $500 million aggregate principal amount of 9.875% Notes due 2019 (the "Notes"). On December 18, 2008, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, the Partnership filed with the Commission a Prospectus Supplement to its global shelf registration statement on Form S-3 dated January 17, 2006 (Registration No. 333-131076) relating to the offering of the Notes. Exhibits 1.1, 5.1, 12.1 and 23.1 to this Form 8-K relating to the offering of the Notes are hereby incorporated into such registration statement by reference.

Item 7.01. Regulation FD Disclosure.

        On December 17, 2008 the Partnership issued a press release, attached hereto as Exhibit 99.1, announcing the pricing of a public offering of approximately $500 million principal amount of its 9.875% Notes due 2019. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

        Reference is made to the "Index of Exhibits" following the signature page, which is hereby incorporated into this item.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)
By:	Enbridge Energy Management, L.L.C. as delegate of Enbridge Energy Company, Inc., its General Partner
By:	/s/ STEPHEN NEYLAND Stephen Neyland Controller (Duly Authorized Officer)

Dated: December 18, 2008

 Index of Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated as of December 17, 2008 between the Partnership and the underwriters named therein.
5.1	Opinion of Fulbright & Jaworski L.L.P.
12.1	Calculation of Ratio of Earnings to Fixed Charges.
23.1
Consent of Fulbright & Jaworski L.L.P. (the consent of Fulbright & Jaworski L.L.P. to the use of their opinion filed as Exhibit 5.1 hereto and the reference to their firm in the Registration Statement is contained in such opinion).
99.1	Press release of Enbridge Energy Partners, L.P., dated December 17, 2008 announcing offering of notes.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 7.01. Regulation FD Disclosure.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Index of Exhibits